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                                                                     EXHIBIT 4.4

                               FOURTH AMENDMENT TO

                  RECEIVABLES PURCHASE AND SERVICING AGREEMENT

                                       AND

                                     ANNEX X

              THIS FOURTH AMENDMENT TO RECEIVABLES PURCHASE AND SERVICING AGREEMENT AND ANNEX X, dated as of December 2, 2002 (this "Fourth Amendment") relates to (i) that certain Receivables Purchase and Servicing Agreement dated as of December 20, 2000, as amended by that certain First Amendment dated as of August 29, 2001, and as amended by that certain Second Amendment dated as of December 21, 2001, and as amended by that certain Third Amendment dated as of October 1, 2002, among Blue Hill, the Servicer, the Purchasers and the Administrative Agent (each as defined below) (the "Purchase Agreement"), (ii) that certain Sale and Contribution Agreement dated as of December 20, 2000, between Blue Hill (as defined below) and the Originator (as defined below), as amended by that certain First Amendment dated as of October 1, 2002, and as amended by that certain Second Amendment dated as of the date hereof (the "Sale and Contribution Agreement"), and (iii) Annex X to the Sale and Contribution Agreement and the Receivables Purchase and Servicing Agreement dated as of December 20, 2000, as amended by that certain First Amendment dated as of August 29, 2001, and as amended by that certain Second Amendment dated as of December 21, 2001, and as amended by that certain Third Amendment dated as of October 1, 2002 ("Annex X"), and is entered into by and among BLUE HILL II, INC., a Delaware corporation ("Blue Hill"), AMERISOURCEBERGEN DRUG CORPORATION (f/k/a Amerisource Corporation), a Delaware corporation ("AmerisourceBergen Drug"), as successor by merger to Bergen Brunswig Drug Company, a California corporation, as the originator (in such capacity, the "Originator") and as the servicer (in such capacity, the "Servicer"), REDWOOD RECEIVABLES CORPORATION ("Redwood"), as the conduit purchaser (the "Conduit Purchaser"), and GENERAL ELECTRIC CAPITAL CORPORATION ("GECC"), as the committed purchaser (the "Committed Purchaser", together with the Conduit Purchaser, the "Purchasers") and as administrative agent for the Purchasers ("Administrative Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Annex X.

                               W I T N E S S E T H

              WHEREAS, Blue Hill, the Servicer, the Purchasers and Administrative Agent have entered into the Purchase Agreement;

              WHEREAS, Blue Hill and the Originator have entered into the Sale and Contribution Agreement;

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              WHEREAS, AmerisourceBergen Drug (f/k/a Amerisource Corporation, a
Delaware corporation) as seller and ARFC as buyer have entered into the ASC/ARFC Purchase Agreement pursuant to which ARFC has purchased ARFC Designated Receivables, which are Receivables generated by AmerisourceBergen Drug at ARFC Designated Distribution Centers;

              WHEREAS, ARFC, as seller, AmerisourceBergen Drug, as servicer, AmerisourceBergen Services Corporation, as guarantor, DFC, as buyer and JPMorgan Chase, as administrative agent, have entered into the ARFC/JPMorgan Chase Purchase Agreement, pursuant to which ARFC has sold undivided percentage ownership interests in the ARFC Designated Receivables and related collateral to DFC;

              WHEREAS, Blue Hill has been advised that from time to time the Originator intends to consolidate certain of the ARFC Designated Distribution Centers into BH2 Designated Distribution Centers and certain of the BH2 Designated Distribution Centers into ARFC Designated Distribution Centers;

              WHEREAS, Blue Hill and the Servicer have requested that the Purchase Agreement be amended to permit consolidation of certain of the Distribution Centers of Originator, and Blue Hill, the Originator, the Servicer, the Purchasers and the Administrative Agent (collectively, the "Parties") have mutually requested that Annex X be amended to reflect the foregoing (the "Amendments");

              WHEREAS, the Parties are willing to so effect the Amendments on the terms and conditions set forth herein.

              NOW, THEREFORE, in consideration of the above premises, the Parties agree as follows:

       1. Definitions and Usage. Any reference herein to Section, Exhibit or Schedule shall, unless otherwise specified, refer to such Section, Exhibit or Schedule hereof, in its entirety.

       2. Amendments to the Purchase Agreement. Upon the Fourth Amendment Effective Date, the Purchase Agreement is hereby amended as follows:

              a. By deleting the text of Section 2.04(d) in its entirety and substituting the following in its stead:

                     (d) Repurchases of Transferred Receivables. If (i) the Originator is required to repurchase Transferred Receivables from the Seller pursuant to Section 3.2 of the Sale and Contribution Agreement, or (ii) in connection with a Distribution Center Consolidation of a BH2 Designated Distribution Center into an ARFC Designated Distribution Center, the Originator repurchases Transferred Receivables originated at such BH2 Designated Distribution Center, then in each case, the Applicable Purchaser

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                                                                RPSA AND ANNEX X

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              shall sell and reconvey its Purchaser Interests in such
              Transferred Receivables to the Seller either (x) through the transfer of such Purchaser Interests in exchange for Purchaser Interests in other Transferred Receivables with an Outstanding Balance equal to the Outstanding Balance of the Transferred Receivables being repurchased or (y) for cash in an amount equal to the Outstanding Balance of the Transferred Receivables being repurchased. In connection with any reconveyance of Purchaser Interests by the Purchasers pursuant to a Distribution Center Consolidation described in clause (ii) above, the Seller, the Purchasers and Administrative Agent shall execute and deliver a Purchaser Interest Reconveyance Agreement with respect to the Purchaser Interests to be reconveyed.

              b. By deleting Section 5.03(a) in its entirety and substituting the following in its stead:

                     (a) Sales and Adverse Claims Relating to Receivables.
              Except as otherwise provided herein and except in connection with the transfer of Receivables pursuant to a Distribution Center Consolidation, the Seller will not, and will not permit the Originator or the Servicer to, (by operation of law or otherwise) dispose of or otherwise transfer, or create or suffer to exist any Adverse Claim upon, any material portion of the Transferred Receivables or any proceeds thereof or any other property or assets of the Seller.

              c. By adding the following Section 6.01(e) in the proper alphanumerical order:

                     (e) Distribution Center Consolidation. (i) Notwithstanding
              anything in the foregoing Section 6.01 to the contrary, upon the occurrence of a Distribution Center Consolidation in which a BH2 Designated Distribution Center is being consolidated into an ARFC Designated Distribution Center and upon satisfaction of the related conditions precedent set forth in Section 8.13 of the Sale and Contribution Agreement (other than subsection (e) thereof),
              (A) the Seller shall deliver an amended and restated Schedule 4.01(q) to delete reference to the Reassigned Accounts, and (B)
              (1) the Seller shall transfer such Reassigned Accounts to the Originator or any other Person designated by the Originator, and the Seller shall request, and the Administrative Agent agrees, to terminate or assign (as requested by the Seller) any Lockbox Account Agreement or Deposit Account Agreement with respect to such Reassigned Accounts, or (2) the Seller and Administrative Agent shall take such other action with respect to

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                                                                RPSA AND ANNEX X

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              the Reassigned Accounts as the Seller and Administrative Agent
              shall agree.

                        (ii) Upon the occurrence of a Distribution Center
              Consolidation in which an ARFC Designated Distribution Center is being consolidated into a BH2 Designated Distribution Center and upon satisfaction of the related conditions precedent set forth in
              Section 8.13 of the Sale and Contribution Agreement (other than subsection (d) thereof), (A) the Seller shall deliver an amended and restated Schedule 4.01(q) to reflect the Accounts of such ARFC Designated Distribution Center, and (B) the Seller shall (1) provide the Administrative Agent with satisfactory evidence that such Accounts have been transferred to the Seller, and deliver an executed Lockbox Account Agreement or Deposit Account Agreement, as applicable, with respect to each such Account or deliver an assignment of the account control agreement in effect with respect to the security interest of JPMorgan Chase and DFC in such Account, in form and substance satisfactory to the Administrative Agent, or (2) take such other action with respect to such Accounts as the Seller and the Administrative Agent shall agree.

              d. By deleting the last word in Section 6.02(iii), deleting the period at the end of Section 6.02(iv) and replacing it with a semicolon, and adding Section 6.02(v) in the proper alphanumerical order:

                   (v) if on any Business Day the Originator repurchases Transferred Receivables in connection with a Distribution Center Consolidation, then the Seller shall deposit in the Collection Account cash in the amount so received from the Originator for such payment.

              e. By deleting the last word in Section 9.01(u), and adding the following Sections 9.01(w), (x), (y), (z) and (aa) in proper alphanumerical order:

                   (w) any "Termination Event" or "Servicing Default" shall occur under the ARFC/JPMorgan Chase Purchase Agreement;

                   (x) AmeriSourceBergen Drug or any of its Consolidated Subsidiaries shall fail to pay any Debt in excess of $10,000,000 of AmerisourceBergen Drug or any of its Consolidated Subsidiaries, as the case may be, or any interest or premium on such Debt, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument

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                                                                RPSA AND ANNEX X

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              relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or a final court decision of $10,000,000 or more shall be rendered against AmerisourceBergen Drug or any of its Consolidated Subsidiaries and
              (i) such amount remains unpaid and (ii) AmerisourceBergen Drug or the relevant Consolidated Subsidiary does not, in good faith, contest such decision within the relevant statutory period;

              (y) a case or proceeding shall have been commenced against ARFC seeking a decree or order in respect of ARFC (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for ARFC or for any substantial part of ARFC's assets, or (iii) ordering the winding-up or liquidation of the affairs of ARFC;

              (z) ARFC shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for ARFC or for any substantial part of ARFC's assets,
              (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

              (aa) any breach by JPMorgan Chase shall have occurred and be continuing under the Third Amendment Intercreditor Agreement;

              f. By deleting clause (i) of the proviso in the last paragraph of Section 9.01 in its entirety and substituting the following in its stead:

              (i) upon the occurrence of any of the Termination Events described in Sections 9.01(c), (d), (e), (t), (y) or (z) or

              g. By deleting the last word of Section 9.02(d), by adding the word "or" after the semicolon in Section 9.02(e) and adding the following
       Section 9.02(f) in proper alphanumerical order:

              (f) there shall have occurred any event which materially and adversely impairs in the reasonable judgment of the Administrative Agent the ability of the Servicer to distinguish between BH2

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                                                                RPSA AND ANNEX X

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                  Designated Receivables and ARFC Designated Receivables or to
                  segregate collections relating to ARFC Designated Receivables from Collections relating to BH2 Designated Receivables;

                  h. By adding Exhibit 2.04(d) in the form and substance of Annex I, attached hereto and made a part hereof.

         3. Amendments to Annex X. Upon the Fourth Amendment Effective Date, Annex X is hereby amended as follows:

                  a. By amending the defined term "ARFC Designated Distribution Center" by inserting the words "from time to time" after the words "any distribution center of the Originator identified".

                  b. By deleting the defined term "ARFC Designated Receivables" in its entirety and substituting the following in its stead:

                  "ARFC Designated Receivables" shall mean, collectively (but without duplication), (i) all Receivables that are generated by the Originator at any of the ARFC Designated Distribution Centers and (ii) all Receivables that are acquired by the Originator pursuant to the ASC Affiliate Purchase Agreement. From and after a Distribution Center Consolidation, "ARFC Designated Receivables" shall exclude all Receivables that become BH2 Designated Receivables pursuant to such Distribution Center Consolidation.

                  c. By amending the defined term "BH2 Designated Distribution Center" by inserting the words "from time to time" after the words "any distribution center of the Originator identified".

                  d. By deleting the defined term "BH2 Designated Receivables" in its entirety and substituting the following in its stead:

                  "BH2 Designated Receivables" shall mean all Receivables owned by the Originator that are generated by the Originator at any of the BH2 Designated Distribution Centers. From and after a Distribution Center Consolidation, "BH2 Designated Receivables" shall exclude all Receivables that become ARFC Designated Receivables pursuant to such Distribution Center Consolidation.

                  e. By amending the defined term "Designated Receivables Schedule" by adding the following after the last word of the definition thereof:

                  , as such Schedule 5.2(p) may be amended from time to time pursuant to and in connection with a Distribution Center Consolidation permitted under Section 8.13 of the Sale and Contribution Agreement.

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                  f.       By adding the following defined term "Distribution
         Center Consolidation" in the proper alphabetical order:

                  "Distribution Center Consolidation" shall mean any consolidation of a BH2 Designated Distribution Center into an ARFC Designated Distribution Center and any consolidation of an ARFC Designated Distribution Center into a BH2 Designated Distribution Center, in each case, pursuant to, and in accordance with, Section 8.13 of the Sale and Contribution Agreement.

                  g. By deleting the defined term "Lockbox Account" in its entirety and substituting the following in its stead:

                           "Lockbox Account" shall mean each lockbox account
                  listed on Schedule 4.01(q) to the Purchase Agreement established in the name of the Seller held at a Lockbox Bank, as such Schedule 4.01(q) may be amended, supplemented and otherwise modified from time to time to reflect a Distribution Center Consolidation; and any other segregated deposit account established by the Seller for the deposit of Collections with respect to the Transferred Receivables pursuant to and in accordance with Section 6.01(a) of the Purchase Agreement.

                  h. By adding the defined term "Purchaser Interest Reconveyance Agreement" in the proper alphabetical order:

                           "Purchaser Interest Reconveyance Agreement" shall
                  mean a purchaser interest reconveyance agreement in the form and substance attached as Exhibit 2.04(d) to the Purchase Agreement.

                  i. By adding the defined term "Reassigned Accounts" in the proper alphanumerical order:

                           "Reassigned Accounts" shall have the meaning set
                  forth in Section 8.13(d)(ii) of the Sale and Contribution Agreement.

                  j. By amending the defined term "Receivable" by deleting subparagraph (f) thereof in its entirety and substituting the following in its stead:

                  (f) all invoices, all billing statements and all rights in all other Contracts with respect to any of the foregoing; and

                  k. By deleting the defined term "Redwood Termination Date" in its entirety and substituting the following in its stead:

                  "Redwood Termination Date" shall mean the date elected by Redwood or the Collateral Agent (which election shall be mandatory and immediate upon the occurrence of an event set

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              forth in clause (c) below), by notice to the Seller and the
              Administrative Agent as the Redwood Termination Date; provided, that on such date, one or more of the following events shall have occurred and be continuing: (a) a Seller LOC Draw; (b) the obligations of the Liquidity Lenders to make Liquidity Loans shall have terminated and such Liquidity Lenders shall not have otherwise been replaced or the "Liquidity Termination Date" (as defined in the LAPA) shall have occurred; (c) an event of default under the Collateral Agent Agreement or any other Program Document shall have occurred; (d) the short-term debt rating of a Liquidity Lender shall have been downgraded by a Rating Agency and such Liquidity Lender shall not have been replaced in accordance with the terms of the LAPA within 30 days thereafter; (e) Redwood or the Collateral Agent shall have determined that the funding of Transferred Receivables under the Purchase Agreement is impracticable for any reason whatsoever, including as a result of
              (i) a drop in or withdrawal of any of the ratings assigned to the Commercial Paper by any Rating Agency, (ii) the imposition of Additional Amounts, (iii) restrictions on the amount of Transferred Receivables Redwood may finance or (iv) the inability of Redwood to issue Commercial Paper; (f) any change in accounting standards shall occur or any pronouncement or release of any accounting or regulatory body (including FASB, AICPA or the Securities and Exchange Commission) shall be issued, or any other change in the interpretation of accounting standards shall occur, such that all or any portion of the Conduit Purchaser's assets and liabilities are deemed to be consolidated with the assets and liabilities of GE Capital or any of its affiliates; (g) a Termination Event shall have occurred and be continuing; or (h) the outstanding loans to the Conduit Purchaser under the LAPA equal or exceed the Conduit Purchaser's Capital Investment at such time and no interest or other amounts are owed to the Conduit Purchaser under the Purchase Agreement or the other Related Documents.

              l. By amending the defined term "Related Documents" by inserting the phrase "each Reconveyance Agreement, each Purchaser Interest Reconveyance Agreement," after "each Deposit Account Agreement" and prior to "the Purchase Agreement".

              m. By amending the defined term "Transferred Receivable" by inserting immediately prior to the final period of the definition thereof, the phrase "; provided further, that any BH2 Designated Receivable that is repurchased pursuant to a Distribution Center Consolidation shall not be deemed to be a Transferred Receivable from and after the date of such repurchase".

              n. By deleting the defined term "Unapproved Receivable" in its entirety and substituting the following in its stead:

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                     "Unapproved Receivable" shall mean any BH2 Designated
              Receivable (a) with respect to which the obligor thereunder is not an Obligor on any BH2 Designated Receivable and whose customer relationship with the Originator arises as a result of the acquisition by such Originator of another Person or (b) that was originated in accordance with standards established by another Person acquired by the Originator, in each case, solely with respect to any such acquisitions that have not been approved in writing by the Administrative Agent and then only for the period prior to any such approval; provided, however, that any ARFC Designated Receivable that becomes a BH2 Designated Receivable in connection with a Distribution Center Consolidation shall not be deemed an Unapproved Receivable.

       4. Representations and Warranties of the Originator. The Originator represents and warrants to Blue Hill that, as of the Fourth Amendment Effective Date and after giving effect to this Fourth Amendment:

              a. All of the representations and warranties of the Originator contained in this Fourth Amendment, the Sale and Contribution Agreement, the First Amendment to the Sale and Contribution Agreement (as defined below) and the other Related Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date); and

              b. No Termination Event or Incipient Termination Event has occurred and is continuing or will result after giving effect to this Fourth Amendment.

       5. Representations and Warranties of Blue Hill and the Servicer. Each of Blue Hill and the Servicer represents and warrants to the Purchasers and the Administrative Agent that, as of the Fourth Amendment Effective Date and after giving effect to this Fourth Amendment:

              a. All of the representations and warranties of Blue Hill and the Servicer contained in this Fourth Amendment, the Purchase Agreement and the other Related Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

              b. Blue Hill is in compliance with Sections 5.01(d) and (e) of the Purchase Agreement; and

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              c.     No Termination Event or Incipient Termination Event has
       occurred and is continuing or will result after giving effect to this Fourth Amendment.

       6. Effective Date. This Fourth Amendment shall become effective as of the date first written above (the "Fourth Amendment Effective Date") upon the satisfaction of each of the following conditions:

              a. The Administrative Agent and Blue Hill shall have received each of the following documents, in each case in form and substance satisfactory to the Administrative Agent and Blue Hill:

                     i.    counterparts hereof executed by each of the Parties;

                     ii. an executed Second Amendment to the Sale and Contribution Agreement, dated as of the date hereof, between Blue Hill and the Originator, acknowledged and agreed to by the Administrative Agent (the "Second Amendment to the Sale and Contribution Agreement") together with evidence of the effectiveness of the Second Amendment to the Sale and Contribution Agreement;

                     iii. copies of each of the documents required to be delivered under Section 4 of the Second Amendment to the Sale and Contribution Agreement and evidence satisfactory to the Administrative Agent that the conditions precedent thereto have been satisfied; iv. execution copies of that certain Third Amendment to Purchase Agreement dated as of the date hereof between AmerisourceBergen Drug and ARFC and that certain Tenth Amendment to Receivables Purchase Agreement dated as of the date hereof among ARFC, AmerisourceBergen Drug, AmerisourceBergen Services Corporation, DFC and JPMorgan Chase and evidence satisfactory to the Administrative Agent that the conditions precedent thereto have been satisfied or waived;

                     v. a certificate of an officer of the Seller attesting to the solvency of Seller;

                     vi. a certificate of an officer of the Servicer attesting to the solvency of Servicer;

                     vii. a certificate of an officer of the Seller certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the date hereof;

                     viii. a certificate of an officer of the Servicer
              certifying, among other things, that the representations and warranties contained in the Related Documents are correct as of the date hereof;

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              ix.   a certificate of the Secretary or Assistant Secretary of the
       Seller certifying that no changes have been made to the certificate of incorporation of the Seller and bylaws of the Seller, and certifying and attaching resolutions authorizing the Fourth Amendment, and an incumbency certificate;

              x. a certificate of the Secretary or Assistant Secretary of the Servicer certifying that no changes have been made to the certificate of incorporation of the Servicer and the bylaws of the Servicer, and certifying and attaching resolutions authorizing the Fourth Amendment and an incumbency certificate;

              xi. tax and good standing certificates of the Seller in the states of California and Delaware (to the extent not provided pursuant to clause (iii) above);

              xii. tax and good standing certificates of the Servicer in the state of California, Pennsylvania and Delaware (to the extent not provided pursuant to clause (iii) above);

              xiii. a legal opinion as to true sale and substantive consolidation matters delivered by Dechert after giving effect to the Fourth Amendment;

              xiv. a legal opinion as to security interests, enforceability, non-contravention and corporate matters delivered by Dechert, and in addition, a legal opinion delivered by the in-house counsel of the Servicer and the Seller, both, after giving effect to the Fourth Amendment;

              xv. letters from Standard and Poor's Corporation confirming the A-1+ rating of the commercial paper of Redwood, and from Moody's Investors' Service, Inc. confirming the P-1 rating of the commercial paper of Redwood; and

              xvi. such additional documentation as the Administrative Agent may reasonably request;

       b. No law, regulation, order, judgment or decree of any Governmental Authority shall, and no Party shall have received any notice that litigation is pending or threatened which is likely to, enjoin, prohibit or restrain the consummation of the transactions contemplated by this Fourth Amendment, except for such laws, regulations, orders or decrees, or pending or threatened litigation, that in the aggregate could not reasonably be expected to have a Material Adverse Effect;

       c. All of the representations and warranties of Blue Hill, the Originator and the Servicer contained in this Fourth Amendment, the Second Amendment to Sale and Contribution Agreement and the other Related

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       Documents shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date, as if then made (other than representations and warranties which expressly speak as of a different date, which shall be true and correct in all material respects as of that date);

              d. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Fourth Amendment and the Second Amendment to Sale and Contribution Agreement shall be satisfactory in all respects in form and substance to the Administrative Agent;

              e. No Termination Event or Incipient Termination Event shall have occurred and be continuing on the Fourth Amendment Effective Date or will result after giving effect to this Fourth Amendment.

       7.     Reference to and Effect on the Related Documents.

              a. Upon the Fourth Amendment Effective Date, (i) each reference in the Purchase Agreement, or the Sale and Contribution Agreement (as amended by the Second Amendment to the Sale and Contribution Agreement) or any Related Documents to "Annex X" shall mean and be a reference to Annex X as amended and supplemented hereby, and (ii) each reference in the Purchase Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the Related Documents to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended and supplemented hereby.

              b. Except to the extent specifically set forth herein, the respective provisions of the Purchase Agreement, Annex X and the other Related Documents shall not be amended, modified, waived, impaired or otherwise affected hereby, and such documents and the Obligations under each of them are hereby confirmed as being in full force and effect.

              c. This Fourth Amendment shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any other term or condition of the Purchase Agreement, Annex X or any other Related Document, (ii) prejudice any right or rights which any of the Parties may now have or may have in the future under or in connection with the Purchase Agreement, Annex X or any other Related Document, (iii) require any of the Parties to agree to a similar transaction on a future occasion or (iv) create any right herein to another Person or other beneficiary or otherwise, except to the extent specifically provided herein.

       8. Miscellaneous. This Fourth Amendment is a Related Document. The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.

                                                             FOURTH AMENDMENT TO
                                                                RPSA AND ANNEX X

       9. Section Titles. The Section titles in this Fourth Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

       10. Counterparts. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

       11. GOVERNING LAW. THIS FOURTH AMENDMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       12. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Fourth Amendment. In the event an ambiguity or question of intent or interpretation arises, this Fourth Amendment shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Fourth Amendment.

       13. Waiver by Originator, the Servicer and Blue Hill. Each of the Originator,the Servicer and Blue Hill hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchasers or the Administrative Agent arising on or prior to the date of this Fourth Amendment in connection with any of the Related Documents or the transactions contemplated thereunder.

                                     * * * *

                                                             FOURTH AMENDMENT TO
                                                                RPSA AND ANNEX X

            IN WITNESS WHEREOF, Blue Hill, the Originator, the Servicer, the Purchasers, and the Administrative Agent have caused this Fourth Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                            BLUE HILL II, INC.


                                            By:   _________________________
                                                  Name:
                                                  Title:


                                            AMERISOURCEBERGEN DRUG CORPORATION,
                                            a Delaware corporation, as successor
                                            by merger to Bergen Brunswig Drug
                                            Company, a California corporation,
                                            as Originator and as Servicer

                                            By:   _________________________
                                                  Name:
                                                  Title:

                                SIGNATURE PAGE TO
                              FOURTH AMENDMENT TO
                                RPSA AND ANNEX X

                                      REDWOOD RECEIVABLES CORPORATION,
                                      as Conduit Purchaser

                                      By:   ________________________________
                                            Name:  Craig Winslow
                                            Title: Assistant Secretary

                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as Committed Purchaser

                                      By:   ________________________________
                                            Name:  Brian P. Schwinn
                                            Title: Duly Authorized Signatory

                                      GENERAL ELECTRIC CAPITAL CORPORATION,
                                      as Administrative Agent

                                      By:   ________________________________
                                            Name:  Brian P. Schwinn
                                            Title: Duly Authorized Signatory

WITH THE CONSENT OF:

JP MORGAN CHASE BANK,
as Administrative Agent under the ARFC/JPMorgan
Chase Purchase Agreement

________________________________________________
Name:
Title:

                                SIGNATURE PAGE TO
                               FOURTH AMENDMENT TO
                                RPSA AND ANNEX X

                                     ANNEX I

                                 Exhibit 2.04(d)

                                 (see attached)

                                                                 EXHIBIT 2.04(d)

                                     FORM OF
                    PURCHASER INTEREST RECONVEYANCE AGREEMENT

          THIS PURCHASER INTEREST RECONVEYANCE AGREEMENT (this "Agreement") is made and entered into as of [INSERT DATE], among BLUE HILL II, INC., a Delaware corporation ("Blue Hill"), REDWOOD RECEIVABLES CORPORATION ("Conduit Purchaser"), and GENERAL ELECTRIC CAPITAL CORPORATION as committed purchaser ("Committed Purchaser") and as administrative agent for the Conduit Purchaser and the Committed Purchaser (the "Agent"). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Annex X to the Purchase Agreement (as defined below).

                               Statement of Facts

          Pursuant to that certain Receivables Purchase and Servicing Agreement, dated as of December 20, 2000, as amended on August 29, 2001, and as amended on December 21, 2001, and as amended on October 1, 2002, among Blue Hill, the Servicer, the Purchasers and the Administrative Agent (as further amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"), the Purchasers have purchased from Blue Hill undivided percentage interests in certain trade receivables (and related rights thereto) owned by Blue Hill and generated by the Originator at BH2 Designated Distribution Centers.

          The Originator has given notice to Blue Hill of the Originator's intent to consolidate the Consolidating Location (defined below) into an ARFC Designated Distribution Center in accordance with Section 8.13 of the Sale Agreement, and, in connection therewith, to repurchase from Blue Hill all outstanding BH2 Designated Receivables with respect to the Consolidating Location (as set forth in Schedule I hereto, or in satisfactory form as is acceptable to the Buyer and consented to by the Administrative Agent, the "Reassigned Receivables"), and to have Blue Hill release its security interests therein. Pursuant to Section 2.04(d) of the Purchase Agreement, upon the request of Blue Hill, each Purchaser shall reconvey its Purchaser Interests in such Reassigned Receivables either (a) through the transfer of such Purchaser Interests in exchange for Purchaser Interests in other Transferred Receivables with an Outstanding Balance equal to the Outstanding Balance of the Reassigned Receivables or (b) for cash in an amount equal to the Outstanding Balance of the Reassigned Receivables.

                               Statement of Terms

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Distribution Center Consolidation. On the date hereof, the Originator will consolidate the BH2 Designated Distribution Center located at [insert location details here] (the "Consolidating Location") into the ARFC Designated Distribution Center located at [insert location details here]. On the date hereof, the Designated Receivables Schedule is hereby amended to provide that the Consolidating Location is not a "BH2 Designated Distribution Center" but is an "ARFC Designated Distribution Center". As of the date hereof, the Outstanding Balance of the Reassigned Receivables is $[___________] ("Reassigned Receivables Outstanding Balance").

     2.   Reconveyance by Purchasers.

          a. In connection with the Distribution Center Consolidation detailed in Paragraph 1 above, and subject to the terms and conditions of this Agreement, each Purchaser hereby sells, assigns, transfers, and conveys to Blue Hill without recourse, and Blue Hill hereby accepts, purchases and receives, all of each Purchaser's rights, titles and interests in and to the Reassigned Receivables. In consideration of each Purchaser's transfer and conveyance hereunder to Blue Hill of the Reassigned Receivables, Blue Hill shall either (i) pay to the Administrative Agent on behalf of the Purchasers a purchase price in cash in the amount equal to the Purchase Excess, if any, after giving effect to such reconveyance or (ii) transfer to the Purchasers Purchaser Interests in other Transferred Receivables having an Outstanding Balance equal to the Reassigned Receivables Outstanding Balance.

          b. Subject to the terms and conditions of this Agreement, the Administrative Agent and the Purchasers hereby release and terminate all security interests or other rights or interests that the Administrative Agent and the Purchasers may have in (i) the Reassigned Receivables, (ii) the Originator's rights in the merchandise (including returned goods) relating to the Reassigned Receivables, (iii) all Reassigned Accounts, (iv) any other Seller Collateral to the extent relating to the foregoing, and
     (v) all proceeds, substitutions and replacements for each of the foregoing (the "Released Security Interest").

     3. Effectiveness of this Agreement. This Agreement shall be effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Agreement executed by each of the other parties hereto.

     4. Further Assurances. The Administrative Agent and the Purchasers each hereby agrees to execute and deliver such UCC amendment financing statements and such other documents as Blue Hill may reasonably request from time to time in order to more fully effectuate the transactions contemplated by this Agreement (including, without limitation, those necessary to terminate or assign Lockbox Account Agreements and Deposit Account Agreements); provided, however, that any and all such financing statements and other documents shall be prepared and/or recorded at Blue Hill's expense.

     5. Representations and Warranties. Each of the parties hereto represents and warrants that it has the full corporate or other power and authority to execute and deliver this Agreement and to perform its obligations hereunder and that this Agreement has been duly and validly executed and delivered by it (and assuming the due and valid execution and delivery hereof by all other parties hereto) constitutes a legal, valid and binding obligation of such party enforceable against it in accordance with its terms.

     6. Miscellaneous. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of several counterparts, and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. The delivery of an executed counterpart hereof by facsimile shall constitute delivery of an executed counterpart hereof.

                                      * * *

          IN WITNESS, each of the parties hereto, by their respective duly authorized signatories, has executed and delivered this Agreement as of the date first above written.

                              BLUE HILL II, INC.

                              __________________________________________________
                              Name:
                              Title:

                              GENERAL ELECTRIC CAPITAL CORPORATION,
                              as Administrative Agent and as Committed Purchaser


                              __________________________________________________
                              Name:
                              Title:

                              REDWOOD RECEIVABLES CORPORATION,
                              as Conduit Purchaser

                              __________________________________________________
                              Name:
                              Title:


                                                             FOURTH AMENDMENT TO
                                                                RPSA AND ANNEX X

                                   Schedule I

                             Reassigned Receivables


                                                             FOURTH AMENDMENT TO
                                                                RPSA AND ANNEX X